Exhibit 10.1

ARCTIC CAT INC.

INDUCEMENT NON-QUALIFIED STOCK OPTION AGREEMENT

FOR EXECUTIVE OFFICER

THIS INDUCEMENT NON-QUALIFIED STOCK OPTION AGREEMENT is made as of the 3rd day of December, 2014 (the “Option Date”), between ARCTIC CAT INC., a Minnesota corporation (the “Company”), and Christopher T. Metz, an employee of the Company or one or more of its subsidiaries (the “Optionee”).

WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, $.01 par value (the “Common Stock”), as hereinafter provided, to enable the Company and its Subsidiaries to induce the employment of the Optionee and to enable such individual to participate in the long-term success and growth of the Company by giving him a proprietary interest in the Company, thereby aligning the interests of such person with the Company’s shareholders;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (hereinafter called the “Option”) to purchase from the Company all or any part of an aggregate amount of [                    ] shares of the Common Stock of the Company on the terms and conditions herein set forth. The number of shares granted under this Stock Option is calculated to equate to a value of two million dollars ($2,000,000) based on the closing price of the Company’s stock (represented by symbol “ACAT” on the NASDAQ Exchange) on the Option Date and on an assumed Black-Scholes ratio of forty percent (40%). This grant does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

2. Purchase Price. The purchase price of the shares of the Common Stock covered by this Option shall be $[        ] per share, which is equal to 100% of the Fair Market Value of a Share on the Option Date.

3. Term of Option. The term of the Option shall be for a period of ten (10) years from the Option Date, subject to earlier termination as hereinafter provided. In no event shall the Option be exercisable after the expiration of the term of the Option.

4. Exercise of Option. During the first year the Option is outstanding it may not be exercised with respect to any of the shares covered thereby. Subject to the provisions of Sections 6 and 7 hereof, the Option may thereafter be exercised during the term specified in Section 3 as follows:

a. from and after 12 months from the Option Date, the Option may be exercised as to [        ] (1/3 of the total grant) shares;

b. from and after 24 months from the Option Date, the Option may be exercised as to an additional [        ] (1/3 of the total grant) shares;

c. from and after 36 months from the Option Date, the Option may be exercised as to an additional [        ] (1/3 of the total grant) shares.

5. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or, if permissible under applicable law, by the Optionee’s guardian or legal representative; provided, that the Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit Optionee to transfer the Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that Optionee holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefore) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way; shall not be assignable by operation of law; and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect. The Committee may establish procedures as it deems appropriate for Optionee to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of Optionee and receive any property distributable with respect to the Option in the event of Optionee’s death.

6. Termination of Employment. In the event the employment of the Optionee shall be terminated for any reason whatsoever, the Option may be exercised by the Optionee at any time (i) until expiration of the term specified in Section 3, if such termination was by reason of Retirement at any time following the first anniversary of the date of this Agreement, (ii) within one (1) month after such termination if such termination was for any reason other than Retirement following the first anniversary of the date of this Agreement, Cause (as defined in the Optionee’s Employment Agreement (the “Employment Agreement”)) or due to death or Disability (as defined in the Employment Agreement), and (iii) no later than the date of termination if such termination was for Cause; provided, however, that in no event may the Option be exercised later than the expiration of the term specified in Section 3; and provided further, that (A) upon termination by reason of Retirement at any time following the first anniversary of the date of this Agreement, all outstanding Options then held by the Optionee that have not vested will continue to vest in accordance with their terms, (B) upon termination by the Company without Cause, or resignation by Optionee for Good Reason (as defined in the Employment Agreement), or due to death or Disability, all Options immediately will become vested as of the date of such termination, resignation or separation event, and (C) upon termination by the Company for Cause or resignation by Optionee other than for Good Reason, all Options held by the Optionee shall be exercisable only to the extent the Optionee shall have been entitled to do so at the date of his or her termination of employment.

7. Death or Permanent Disability of Optionee; Change in Control. If the Optionee shall die while still employed by the Company or one or more of its subsidiaries, or shall become permanently and totally disabled (as determined by the Committee) while still employed by the Company or one or more of its subsidiaries, the Option may be exercised by the Optionee, his or her legal representative or the person to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within twelve (12) months after the Optionee’s death or termination by reason of permanent and total disability, but in no event later than the expiration of the term specified in Section 3 hereof. If a Change in Control (as defined in the Employment Agreement) occurs, all outstanding Options which have not otherwise vested, shall immediately vest in full and become exercisable.

8. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Chief Financial Officer of the Company at the principal office of the Company. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares which payment shall be made (i) in cash or by certified check or bank draft payable to the Company, (ii) by any other form of legal consideration deemed sufficient by the Company and consistent with the purpose of this Agreement and applicable law, (iii) in the sole discretion of the Company, by delivery of shares of Common Stock of the Company having a Fair Market Value equal to the purchase price, or (iv) by a combination of cash and shares of Common Stock, whose Fair Market Value shall equal the purchase price. For purposes of this Section 8, the “Fair Market Value” of the Common Stock of the Company shall be established in the manner set forth in Section 20 of this Agreement. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person so exercising the Option, or if the Optionee so elects, in the name of the Optionee or one other person as joint tenants, and shall be delivered as soon as practicable after the notice shall have been received. The Option and rights thereunder shall be exercisable during the Optionee’s lifetime only by the Optionee (except as provided herein) or, if permissible under applicable law, by the Optionee’s guardian or legal representative. In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

9. Withholding Requirements. Upon exercise of the Option by the Optionee and prior to the delivery of shares purchased pursuant to such exercise, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable federal and state tax withholding requirements. The Company shall inform the Optionee as to whether it will require the Optionee to remit cash for withholding taxes in accordance with the preceding sentence within two (2) business days after receiving from the Optionee notice that such Optionee intends to exercise, or has exercised, all or a portion of the Option. Alternatively, in order to assist Optionee with paying all or a portion of applicable taxes to be withheld or collected upon exercise, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Optionee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of the Option having a Fair Market Value (determined in the manner set forth in Section 20 of this Agreement) equal to the amount of such taxes, provided that the maximum amount shall not exceed the amount of the required withholding, or (ii) delivering to the Company shares of Common Stock other than shares issuable upon exercise having a Fair Market Value (determined in the manner set forth in Section 20 of this Agreement) equal to the amount of such taxes.

10. Administration.

a. Power and Authority of the Committee. The Agreement shall be administered by the Committee. Subject to the express provisions of the Agreement and to applicable law, the Committee shall have full power and authority to: (i) accelerate the exercisability or waive any restrictions relating to the Option; (ii) extend the exercise period; (iii) determine whether, to what extent and under what circumstances the Option may be exercised in cash, Shares, other securities, other Company equity awards held by Optionee or other property, or canceled, forfeited or suspended; (iv) interpret and administer the Agreement; (v) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Option and this Agreement; (vi) delegate to one or more executive officers of the Company the authority to administer this Option and this Agreement or any aspect of them; and (vii) make any other determination and take any other action, prospectively or retrospectively, that the Committee deems necessary or desirable for the administration of this Option and this Agreement. Unless otherwise expressly provided herein, all designations, determinations, interpretations and other decisions under or with respect to this Option and this Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon the Optionee and any holder or beneficiary of the Option.

b. Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, exercise the powers and duties of the Committee hereunder without any further action of the Committee, and in that event, any reference to Committee shall also refer to the Board.

11. Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or any other similar corporate transaction, equity restructuring or event affects the Shares underlying the Option, then the Committee shall make an appropriate adjustment that will equalize the fair value of such Shares or Options before and after the transaction, restructuring or event, including but not limited to making adjustment to any or all of (i) the number and type of Shares (or other securities or other property) subject to this Option, and (ii) the purchase price or exercise price with respect to this Option.

12. General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

13. Investment Certificate. Prior to the receipt of the certificates pursuant to the exercise of the Option granted hereunder, the Optionee shall, if required in the Company’s discretion, demonstrate an intent to hold the shares acquired by exercise of the Option for investment and not with a view to resale or distribution thereof to the public by delivering to the Company an investment certificate or letter in such form as the Company may require.

14. Restrictions: Securities Exchange Listing. All Shares or other securities delivered under the Agreement pursuant to the Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Agreement, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on the NASDAQ Exchange.

15. Status. Neither the Optionee nor the Optionee’s executor, administrator, heirs, or legatees shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the Option granted hereunder, unless and until certificates representing such shares shall be endorsed, transferred, and delivered and the transferee has caused the Optionee’s name to be entered as the shareholder of record on the books of the Company.

16. Company Authority. The existence of the Option herein granted shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17. No Employment Rights. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Optionee at any time with or without Cause.

18. Income Tax Compliance.

a. “Deferred Compensation” means the Option, to the extent it provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A) and that would be subject to the taxes specified in Code Section 409A(a)(l) if and to the extent that this Agreement does not meet or is not operated in compliance with the requirements of Code Section 409A(a)(2), (3) and (4) and the regulations promulgated thereunder, Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A and the regulations promulgated thereunder. Nothing in this Section 18 shall prohibit the Company from establishing a deferred compensation plan that allows for the deferral of salary, bonuses or other cash-based performance awards.

b. “Specified Employee” means the Optionee, so long as he is a key employee as described in Code Section 416(i)(l) (A)(i), (ii) and (iii) (and disregarding paragraph (5) thereof) at any time during the 12 months ending on each December 31, or such other “identification date” that applies consistently for all plans that provide “deferred compensation” that is subject to the requirements of Code Section 409A and regulations promulgated thereunder. The Optionee will be identified as a Specified Employee in accordance with the regulations promulgated under Code Section 409A, including with respect to the spin-off or merger of the company with any other company, and such identification shall apply for the twelve (12) month period commencing on the first day of the fourth month following the identification date. Notwithstanding the foregoing, the Optionee shall not be a Specified Employee unless the stock of the Company (or other member of a “controlled group of corporations” as determined under Code Section 1563) is publicly traded on an established securities market as of the date of Optionee’s “separation from service” as defined in Code Section 409A and the regulations promulgated thereunder.

c. Except to the extent such acceleration or deferral is permitted or complies with the requirements of Code Section 409A and the regulations promulgated thereunder, neither the Committee nor Optionee may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, the Option to the extent that it constitutes Deferred Compensation; provided, however, that payment shall be permitted if it is in accordance with a fixed date or schedule or on account of “separation from service,” “disability,” “death,” “change in control” or “unforeseeable emergency” as those items are defined under Code Section 409A and the regulations promulgated thereunder.

d. Except as specifically provided otherwise herein, the Committee may not make payment to a Specified Employee of any portion of the Option that constitutes Deferred Compensation earlier than six (6) months following the Optionee’s “separation from service” as defined for purposes of Code Section 409A (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A. Any payments that otherwise would be payable to the Specified Employee during the foregoing six (6) month period will be accumulated and payment will be delayed until the first date after the six (6) month period.

e. The Committee may reform any provision in the Option to the extent it is intended to be exempt from Code Section 409A to maintain to the maximum extent practicable the original intent of the applicable provisions without violating the provisions of Code Section 409A and to preserve the economic benefits intended by the Award.

19. Amendment. The Board and the Committee may amend this Agreement, but no amendment shall be made (i) which would impair the rights of Optionee with respect to the Option, without Optionee’s consent, or (ii) which without the approval of the shareholders of the Company would cause the Agreement to no longer comply with Rule 16b-3 or any other regulatory requirements. Further, the Board and the Committee may, with Optionee’s consent, correct any defect, supply any omission or reconcile any inconsistency in the Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Options or the Agreement.

20. Definitions. As used herein, the following terms shall have the meanings set forth below:

a. “Cause” shall have the meaning set forth in the Employment Agreement.

b. “Change in Control” shall have the meaning set forth in the Employment Agreement.

c. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

d. “Committee” shall mean the Compensation and Human Resources Committee of the Board of Directors of the Company (each a “Director” and collectively the “Board”) or any other committee of the Board designated by the Board to administer this Agreement or any portion hereof.

e. “Deferred Compensation” shall have the meaning set forth in Section 18 of this Agreement.

f. “Disability” shall have the meaning set forth in the Employment Agreement.

g. “Early Retirement” shall mean retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

h. “Fair Market Value” shall mean the value of the Shares on a given date as determined by the Committee that, if applicable, will result in the Option being exempt from the requirements of a “deferred compensation plan” under Section 409A of the Code.

i. “Good Reason” shall have the meaning set forth in the Employment Agreement.

j. “Normal Retirement” shall mean retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after (i) age 65 or (ii) age 55 if the Optionee has ever served the Company as a full-time employee for at least 15 years.

k. “Parent Corporation” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

l. “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

m. “Retirement” shall mean Normal Retirement or Early Retirement.

n. “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

o. “Share” or “Shares” shall mean the common stock, $.01 par value per share, of the Company (the “Common Stock”) or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 11 of this Agreement.

p. “Specified Employee” shall have the meaning set forth in Section 18(b) hereof.

q. “Subsidiary” shall mean any current or future corporation which would be a “subsidiary corporation” of the Company, as that term is defined in Section 424 of the Internal Revenue Code of 1986, as amended.

r. “Total Market Value” shall have the meaning set forth in Section 17(b) hereof.

21. General Provisions.

a. Governing Law. The validity, construction and effect of this Option and this Agreement, and any rules and regulations relating to this Option and this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

b. Severability. If any provision of this Option or this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Option or this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Option or this Agreement, such provision shall be stricken as to such jurisdiction or Option, and the remainder of this Option or this Agreement shall remain in full force and effect.

c. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Option or this Agreement, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

d. Headings. Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

e. No Trust or Fund Created. The Agreement is intended to constitute an “unfunded” plan for incentive and deferred compensation. Neither this Option nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and Optionee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to the Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created hereunder to deliver Shares or payments in lieu of or with respect to the Option granted hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Agreement.

f. Disputes. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee’s personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Option Agreement shall be determined by the Board of Directors of the Company, in its sole discretion, and that any interpretation by the Board of the terms of this Option Agreement shall be final, binding and conclusive; provided, however, that any dispute over the reason for the Optionee’s termination of employment shall be determined in accordance with the provisions of the Employment Agreement.

g. Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

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IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by an officer thereunto duly authorized, and the Optionee has hereunto set his hand, all as of the day and year first above written.

ARCTIC CAT INC.

By
Christopher A. Twomey, Its Chairman of the Board

Christopher T. Metz, Optionee